UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 26, 2015

Sajan, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51560	41-1881957
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Whitetail Blvd., River Falls, Wisconsin		54022

(Address of principal executive offices)		(Zip Code)

(715) 426-9505

(Registrant’s telephone number, including area code)

Not Applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 26, 2015, Sajan, Inc. (the “Company”) entered into an amendment (the “Amendment”) to its revolving line of credit facility with Silicon Valley Bank (the “Credit Facility”). The Amendment increased the permitted borrowings under the Credit Facility up to a principal amount equal to the lesser of (a) $3,000,000 or (b) eighty-five percent (85%) of the aggregate amount of our outstanding eligible accounts receivable, subject to customary limitations and exceptions. The Amendment also extends the maturity date of the Credit Facility to March 28, 2017. Additionally, the Amendment adjusted the interest rate provisions to provide that the unpaid principal amount borrowed under the Credit Facility accrues interest at a floating rate per annum equal to (a) one percent (1.0%) above the “prime rate” published from time to time in the money rates section of the Wall Street Journal (the “Prime Rate”) when the liquidity ratio is greater than or equal to 1.75 to 1.0 and (b) two and one quarter percent (2.25%) above the Prime Rate when the liquidity ratio is less than 1.75 to 1.0. The interest rate floor remains set at four percent (4.0%) per annum.

The Amendment is set forth in that certain First Amendment to Amended and Restated Loan and Security Agreement between the Company and Silicon Valley Bank, dated March 26, 2015. The Amendment now requires the Company to maintain a consolidated minimum tangible net worth of at least $2,500,000 increasing as of the last day of each fiscal quarter by an amount equal to 25% of the sum of (i) the Company’s net income for such quarter, (ii) any increase in the principal amount of the Company’s outstanding subordinated debt during such quarter, and (iii) the net amount of proceeds received by the Company in such quarter from the sale or issuance of equity securities. Losses in any quarter do not reduce the required tangible net worth. The Amendment also provides that following a permitted acquisition by the Company, the Company will no longer have to comply with the tangible net worth covenant; rather, the Company will be required to maintain, on a consolidated basis, EBITDA of at least $1.00 for the trailing six (6) month period ending on the last day of each month.

The Amendment also allows the Company to use the proceeds solely as working capital, to fund its general business requirements and for acquisitions, and to pay off all or a portion of the $750,000 note payable to Shannon and Angel Zimmerman.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	First Amendment to Amended and Restated Loan and Security Agreement between the Company and Silicon Valley Bank, dated March 26, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAJAN, INC.

By: /s/ Thomas P. Skiba
Thomas P. Skiba, Chief Financial Officer

Date: March 31, 2015

SAJAN, INC.

FORM 8-K CURRENT REPORT

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	First Amendment to Amended and Restated Loan and Security Agreement between the Company and Silicon Valley Bank, dated March 26, 2015.